EXHIBIT 23.1









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


The Board of Directors
The Estee Lauder Companies Inc.:

We consent to the use of our reports with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report refers to the Company's adoption of Statement of Financial Accounting Standard No. 123(R), "Share-Based Payment," effective July 1, 2005, the Company's methodology change for quantifying errors based on SEC Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements," effective July 1, 2006, and the Company's adoption of Statement of Financial Accounting Standard No. 158, "Employers' Accounting for Defined Benefit Pension and Other Post Retirement Plans-An Amendment of FASB Statements No. 87, 88, 106, and 132(R)," effective June 30, 2007.


/s/ KPMG LLP


New York, New York
November 8, 2007